UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SELECT BANCORP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SELECT BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

Notice of Internet Availability of Proxy Materials

To Be Held

May 24, 2016

NOTICE is hereby given that the Annual Meeting of Shareholders of Select Bancorp, Inc. (the “Corporation”) will be held as follows:

Place:	Fairfield Inn & Suites
513 Spring Branch Road
Dunn, North Carolina

Date:	May 24, 2016

Time:	10:00 a.m.

The purposes of the meeting are:

1.	Election of Directors. To elect four members of the Board of Directors for terms of three years;

2.	Advisory Approval of Executive Compensation. To vote on a non-binding, advisory proposal to approve compensation paid to our named executive officers (commonly referred to as a “say-on-pay” vote);

3.	Ratification of Accounting Firm. To ratify the appointment of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for 2016; and

4.	Other Business. To transact any other business that may properly come before the meeting.

You are cordially invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of meeting, proxy statement, proxy card and annual report are available at: www.investorvote.com/SLCT.

By Order of the Board of Directors

William L. Hedgepeth II
President and Chief Executive Officer

April 11, 2016

SELECT BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

PROXY STATEMENT

Mailing Date: On or about April 11, 2016

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 24, 2016

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Select Bancorp, Inc. (the “Corporation”) for the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”) to be held at the Fairfield Inn & Suites, 513 Spring Branch Road, Dunn, North Carolina, at 10:00 a.m. on May 24, 2016, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Carlie C. McLamb, Jr., Sharon L. Raynor, and James H. Glen, Jr., whom we collectively refer to herein as the proxies. Shares represented by each appointment of proxy which is properly executed and returned or appointed by internet, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the four nominees for director named in Proposal 1 below and FOR Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Brenda B. Bonner, Vice President and Secretary of the Corporation, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors and employees of the Corporation and its subsidiary bank without additional compensation. The Corporation will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Corporation’s common stock.

Record Date

The close of business on March 29, 2016 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Corporation are the shares of its common stock, par value $1.00 per share, of which 25,000,000 shares are authorized and 11,584,011 shares were outstanding on the Record Date. There were approximately 1,320 record shareholders of the Corporation’s common stock as of the Record Date. Each shareholder of the Corporation’s common stock is entitled to one vote for each share held of record on the Record Date for each director to be elected and for each other matter submitted for voting.

Voting Procedures; Quorum; Votes Required for Approval

Shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of common stock of the Corporation issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting. Assuming a quorum is present, below are voting requirements for each of the proposals:

Proposal 1: Election of Directors. The four nominees receiving the greatest number of votes shall be elected as directors of the Corporation.

Proposal 2: Advisory Approval of Executive Compensation. For Proposal 2 to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

Proposal 3: Ratification of Accounting Firm. For Proposal 3 to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal.

Abstentions and broker non-votes will have no effect on the outcome of the proposals, other than for purposes of determining whether a quorum is present.

Authorization to Vote on Other Matters

By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding certain procedural motions that may come before the Annual Meeting.

Beneficial Ownership of Voting Securities

As of March 29, 2016, no shareholder known to management beneficially owned more than 5% of the Corporation’s common stock, except as disclosed in the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Jeffrey S. Stallings (1) 1645 East Arlington Boulevard, Suite E Greenville, NC 27858	987,736	8.53%

_______________

(1)	Based on Schedule 13G filed with the Securities and Exchange Commission on August 4, 2014, and the information contained therein. Includes 750,186 shares held by The Bill and Faye Stallings Family Trust II, 184,434 shares held by The Marion Faye Stallings Living Trust dated November 29, 2007; 20,956 shares held by The Virginia B. Stallings Irrevocable Trust dated April 3, 2000; 20,956 shares held by The Elizabeth L. Stallings Irrevocable Trust dated April 3, 2000; and 11,204 shares held by The Molly B. Stallings Irrevocable Trust. Mr. J. Stallings disclaims beneficial ownership of such shares held by the various trusts.

(2)	The calculation of the percentage of class beneficially owned is based on a total of 11,584,011 shares of common stock outstanding as of March 29, 2016, which is the Record Date for the Annual Meeting.

As of March 29, 2016, the beneficial ownership of the Corporation’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class (3)
Gary J. Brock Greenville, NC	9,325	*
J. Gary Ciccone (4) Fayetteville, NC	137,454	1.19
James H. Glen, Jr. (5) Charlotte, NC	48,586	*
Oscar N. Harris (6) Dunn, NC	408,686	3.53
Alicia Speight Hawk (7) Greenville, NC	80,593	*
Gerald W. Hayes Dunn, NC	134,160	1.16
William L. Hedgepeth II Fayetteville, NC	80,540	*
Ronald V. Jackson Clinton, NC	46,748	*
John W. McCauley Fayetteville, NC	62,662	*
Carlie C. McLamb, Jr. (8) Dunn, NC	91,993	*
V. Parker Overton Grimesland, NC	188,391	1.62

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class (3)
Anthony E. Rand (9) Fayetteville, NC	81,978	*
Sharon L. Raynor (10) Dunn, NC	273,775	2.36
K. Clark Stallings (11) Greenville, NC	53,879	*
W. Lyndo Tippett (12) Fayetteville, NC	39,394	*
D. Richard Tobin, Jr. Smithfield, NC	3,950	*
All Directors and Executive Officers as a group (18 persons) (13)	1,748,664	14.92

________________________

*	Represents beneficial ownership of less than one percent of the class.
(1)	Except as otherwise noted, to the best knowledge of the Corporation’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Harris – 89,299 shares; Mr. Hedgepeth – 930 shares; Mr. Jackson – 35,857 shares; Ms. Raynor – 72,958 shares; and Mr. Tippett – 18,185 shares.
(2)	Included in the beneficial ownership tabulations are the following exercisable options to purchase shares of common stock of the Corporation: Mr. Brock – 3,000 shares; Mr. Glen – 21,575 shares; Ms. Hawk – 22,044 shares; Mr. Hedgepeth – 43,850 shares; Ms. Johnson – 6,550 shares; Mr. Overton – 20,735 shares; Mr. Stallings – 18,346 shares; and Mr. Tobin – 3,300 shares and for all directors and executive officers as a group – 139,400 shares.
(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) a total of 11,584,011 shares of common stock outstanding as of March 29, 2016, and (ii) options to purchase shares of common stock which are exercisable within 60 days of March 29, 2016.
(4)	Includes 1,095 shares owned by Mr. Ciccone’s spouse and 4,301 shares held in the IRA of Mr. Ciccone’s spouse.
(5)	Includes 12,382 shares pledged as collateral.
(6)	Includes 2,395 shares owned by Mr. Harris’ spouse.
(7)	Includes 21,010 shares owned by Ms. Hawks’ spouse and 3,078 shares held as custodian for minor children.
(8)	Includes 28,539 shares owned by Mr. McLamb’s spouse.
(9)	Includes 9,898 shares owned by Mr. Rand’s spouse.
(10)	Includes 180,062 shares owned by Ms. Raynor’s husband and 2,395 shares held as custodian for minor children.
(11)	Includes 3,081 shares owned by Mr. Stallings’ spouse and 24,648 shares held as custodian for minor children.
(12)	Includes 1,742 shares owned by Mr. Tippett’s spouse.
(13)	Includes the beneficial ownership of two more of the Corporation’s executive officers not individually listed in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Corporation are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Corporation’s common stock. Based upon a review of copies of reports received by the Corporation, all required reports of directors and executive officers of the Corporation during 2015 were filed on a timely basis.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has set the number of directors of the Corporation at fourteen (14) and recommends that shareholders vote for the nominees listed below each for a term of three years.

Name and Age	Position(s) Held	Director Since (1)	Principal Occupation and Business Experience During the Past Five Years
J. Gary Ciccone (69)	Chairman of the Board	2003	Real estate developer; Owner, Nimocks, Ciccone & Townsend, Inc. (commercial real estate brokerage)

Ronald V. Jackson (74)	Director	2012	President, Clinton Truck and Tractor Company; Former President, Southeastern Equipment Dealers Association

V. Parker Overton (71)	Director	2004	Real estate developer; Founder, Overton’s Sports Center

K. Clark Stallings (48)	Director	2004	Member/Manager, Stallings Group, Ltd., Greenville, NC

________________________

(1)	Reflects the year in which each individual was first elected a director of the Corporation or its subsidiary bank (including any predecessor corporations) and does not reflect any break(s) in tenure.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR FOR TERMS OF THREE YEARS.

Incumbent Directors

The Corporation’s Board of Directors includes the following directors whose terms will continue after the Annual Meeting. Certain information regarding those directors is set forth in the following table.

Name and Age	Position(s) Held	Term Expires	Principal Occupation and Business Experience During the Past Five Years

Gerald W. Hayes (72)	Director	2017	Attorney and President, Hayes, Williams, Turner & Daughtry, P.A.

William L. Hedgepeth II (54)	Director, President, and CEO	2017	President and Chief Executive Officer, Select Bancorp, Inc. and Select Bank & Trust

Carlie C. McLamb, Jr. (51)	Director	2017	President, Carlie C’s IGA (grocery stores)

Anthony E. Rand (76)	Director	2017	President, Rand & Gregory, PA; former Associate Vice President, Fayetteville Technical Community College, Fayetteville, NC; former Majority Leader, North Carolina State Senate

Name and Age	Position(s) Held	Term Expires	Principal Occupation and Business Experience During the Past Five Years

James H. Glen, Jr. (74)	Director	2018	Partner, Glen and Hewett, LLC (community bank consulting firm), Charlotte, NC

Oscar N. Harris (76)	Director	2018	Senior Partner-President, Oscar N. Harris & Assoc. P.A., (CPAs); former North Carolina State Senator; Mayor – City of Dunn

Alicia Speight Hawk (49)	Director	2018	Co-Director of Development, The Oakwood School, (college prepatory school), Greenville, NC

John W. McCauley (48)	Director	2018	Chief Executive Officer, Highland Paving Co, LLC; General Manager, McCauley McDonald Investments, Inc. (commercial real estate firm), Fayetteville, NC

Sharon L. Raynor (58)	Director	2018	President, LIFE, Inc. (provider of long-term care for developmentally disabled consumers), Goldsboro, NC

W. Lyndo Tippett (76)	Director	2018	Certified Public Accountant; former Partner, Tippett Bryan & Merritt (CPAs); former Secretary, State of North Carolina Department of Transportation

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Corporation is presented below. In July 2014, the Corporation (then known as New Century Bancorp, Inc.) merged with Select Bancorp, Inc., Greenville, NC, with the Corporation being renamed Select Bancorp, Inc. following the merger. Similarly, the Corporation’s subsidiary bank (then known as New Century Bank) merged with Select Bank & Trust Company, Greenville, NC, with the Corporation’s subsidiary bank being renamed Select Bank & Trust Company. For ease of reference, when we refer to either of the former Greenville-based entities in describing our directors’ experience, we so indicate by adding “Greenville” in parenthetical following the respective entity’s name.

J. Gary Ciccone. Mr. Ciccone served as chairman of the board of directors of New Century Bank and New Century Bancorp since April 2008 and was a founding director of New Century Bank of Fayetteville, serving as chairman of the board of that institution from inception until its merger with New Century Bank. Mr. Ciccone retained the title of chairman following the 2014 mergers of the Corporation and its subsidiary bank with Select Bancorp (Greenville) and Select Bank & Trust (Greenville). Mr. Ciccone has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. As co-owner and vice president of Nimocks, Ciccone & Townsend in Fayetteville, he has extensive experience in real estate development and commercial real estate brokerage. Mr. Ciccone also has prior experience as a bank director, serving on the board of directors and as secretary of New East Bank of Fayetteville, and he also served on the North Carolina Board of Transportation from November 2009 to October 2011. Mr. Ciccone holds a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill and a law degree from the University of North Carolina School of Law, Chapel Hill, NC.

James H. Glen, Jr. Mr. Glen was a founding director of Select Bank & Trust (Greenville) and Select Bancorp (Greenville). As a director, he was active as chairman of both the Audit and asset/liability management (“ALCO”) committees. Mr. Glen has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. He began his career as a corporate lender in the commercial and industrial loan department of the Prudential Insurance Company of America in Atlanta making loans to small businesses throughout the Southeast. In 1979, he joined the Robinson Humphrey Company as an investment banker in Atlanta and developed a community bank practice in providing capital, merger and acquisition advice. In 1982, he moved to Charlotte and joined the investment banking department of Interstate Securities, which became Wachovia Securities. In 2004, he retired from Wachovia and formed Corporate Value Securities, LLC as a value consultant, which continues as a private investment firm. He is currently a member of Glen & Hewett, LLC, which acts as a consultant to community banks. Mr. Glen is retired from the U.S. Army. He holds a bachelor’s degree from North Georgia College and an MBA from Georgia State College. He holds the designation as an Accredited Senior Appraiser (business valuation) of the American Society of Appraisers.

Oscar N. Harris. Mr. Harris was a founding director of New Century Bank and New Century Bancorp and has served as a member of the board of directors since inception. He has completed the North Carolina Bank Directors’ College and the Advanced Bank Directors’ College programs. Mr. Harris is a Certified Public Accountant and is senior partner and president of Oscar N. Harris & Associates, P.A., Dunn, NC. His background provides valuable financial and accounting expertise to the bank’s board of directors and the Audit/Risk Committee, which Mr. Harris chairs. In addition to his accounting background, Mr. Harris is also involved in numerous real estate development and management businesses. In addition, he is involved in government service contracting (federal and state). He served as a North Carolina State Senator from 1999 to 2002 and currently serves as Mayor of the City of Dunn. Mr. Harris has extensive prior bank director experience, formerly serving on the board of directors of First Federal Savings Bank from 1987 to 1988 and as a director of Standard Bank & Trust from 1988 to 1996. Mr. Harris was awarded the Man of the Year in Dunn, NC in 1986 and again in 2006 and received the Boy Scouts of America Distinguished Service Award in 1997. Mr. Harris previously served as a member of the board of trustees of Campbell University where he was on the executive committee, audit committee and investment committee. He also served as the chairman of Campbell University Medical School Founders Board. Mr. Harris attended Edwards Military Academy, Salemburg, NC, and he holds a Bachelor of Science degree in Business Administration from Campbell University, Buies Creek, NC and is an honors graduate.

Alicia S. Hawk. Mrs. Hawk was a founding director of Select Bank & Trust (Greenville) and Select Bancorp (Greenville), serving as vice chair from 2004 to 2014.  She has completed the North Carolina Bank Directors’ College.  Mrs. Hawk has served as the co-director of development for The Oakwood School in Greenville, NC since 2012.  From 2006 to 2012, Mrs. Hawk was a member of the board of trustees at The Oakwood School and served as president from 2009-2012.  Mrs. Hawk has extensive experience in real estate development and commercial real estate brokerage where she served as a real estate asset manager of Speight Properties in Greenville, NC from 2004-2012.  She currently holds a NC Real Estate Brokerage License.  Mrs. Hawk has over ten years of consulting engineering experience with CDM Smith in Raleigh, NC and Atlanta, GA.  Mrs. Hawk is a NC Registered Professional Engineer.  She holds a Bachelor of Science degree in Civil Engineering and a Masters of Civil Engineering from North Carolina State University in Raleigh, NC.

Gerald W. Hayes. Mr. Hayes was a founding director of New Century Bank and New Century Bancorp and has served as a member of the board of directors since inception. Mr. Hayes is chairman of the Compensation Committee. He has completed the North Carolina Bank Directors’ College. Mr. Hayes is the president of Hayes, Williams, Turner & Daughtry, P.A. and has practiced law in Harnett County for over 40 years, providing the board with excellent perspective on legal issues and the Harnett County market area in general. He holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a law degree from Wake Forest University Law School, Winston-Salem, NC.

William L. Hedgepeth II. Mr. Hedgepeth is the president and chief executive officer of Select Bank & Trust and Select Bancorp. He previously served as executive vice president and chief operating officer of New Century Bank and New Century Bancorp and as president and chief executive officer of New Century Bank of Fayetteville. Mr. Hedgepeth has more than 32 years of experience in banking, previously serving as senior vice president and Fayetteville area executive for another well-established North Carolina community bank. He has completed the North Carolina Bank Directors’ College and Advanced Bank Directors’ College programs. He has also completed the North Carolina Bankers Association’s Advanced Management Program and served on the board of directors of the North Carolina Bankers Association from 2008 to 2010. Mr. Hedgepeth holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill.

Ronald V. Jackson. Mr. Jackson served on the New Century Bank board of directors in 2002, and on the Dunn and Clinton Advisory Boards. He has served on the Corporation’s and its subsidiary bank’s boards since 2012. Mr. Jackson currently serves as chairman of the Nominating Committee. Mr. Jackson owns and operates Clinton Truck and Tractor Company, a 85-year old local firm where he began working in 1972. He has completed the North Carolina Bank Directors’ College. Prior to joining Clinton Truck and Tractor, he worked for International Harvester. A graduate of North Carolina State University in Raleigh, NC, he received his degree in agricultural engineering.

John W. McCauley. Mr. McCauley was a founding member of New Century Bank of Fayetteville and has served as a member of the Corporation’s and its subsidiary bank’s boards of directors since 2004. He serves as chairman of the bank’s Loan Committee. Mr. McCauley is chief executive officer of Highland Paving Co., LLC and general manager of McCauley-McDonald Investments, Fayetteville, NC. He has completed the North Carolina Bank Directors’ College and holds a Bachelor of Science in Economics from Davidson College, Davidson, NC and a law degree from the University of North Carolina School of Law, Chapel Hill, NC.

Carlie C. McLamb, Jr. Mr. McLamb has served on the Corporation’s and its subsidiary bank’s boards of directors since 2010. Mr. McLamb is president of Carlie C’s IGA, a retail supermarket chain with numerous stores. Mr. McLamb was a founding director of Computer World Inc., and has served as a director and former chairman of the board of that company. Mr. McLamb has completed the Advanced Bank Directors’ College program. Mr. McLamb is also a current director of the Carolina Food Industry Council.

V. Parker Overton. Mr. Overton was a founding member of Select Bank & Trust (Greenville) and Select Bancorp (Greenville), NC where he served as chairman of the board from 2005 to July 2014. He currently serves as chairman of the Building Committee. Mr. Overton is the founder of Overton’s, the world’s largest catalog of watersports and boating supplies. He was president of the NC State Veterinary Medical Foundation for three years and also served as chairman of the investment committee for 7 years. He currently serves as chairman of the board at Vidant Medical Foundation. He also served three years as chairman of the finance committee at the former University Health Foundation. He is also on the investment committee of the Randall Terry Foundation for NC State University. He was a founding director and served on the board of Metrics Pharmaceuticals from 1999 until 2012. He is in the commercial real estate business and he also is a pilot typed in three different jets.

Anthony E. Rand. Mr. Rand was a founding director of New Century Bank of Fayetteville and has served as a member of the Corporation’s and its subsidiary bank’s boards of directors since 2004. Mr. Rand served in the North Carolina Senate for 22 years and was the Senate Majority Leader in 1987-1988 and from 2001-2009. He served as chairman and a member of the North Carolina Post-Release Supervision and Parole Commission and was an associate vice president of Fayetteville Technical Community College. He has completed the North Carolina Advanced Bank Directors’ College. Mr. Rand holds a Bachelor of Arts in Political Science from the University of North Carolina at Chapel Hill and a law degree from the University of North Carolina School of Law, Chapel Hill, NC. Mr. Rand is president of the law firm of Rand & Gregory, P.A., Fayetteville, NC and has served on numerous boards and commissions including the board of directors of the General Alumni Association of the University of North Carolina, an organization for which he currently serves as Treasurer. Mr. Rand has prior experience as a bank director, formerly serving on the board of State Bank, Fayetteville, NC and on the local advisory board for First Citizens Bank.

Sharon L. Raynor. Mrs. Raynor has served as a director of the Corporation and its subsidiary bank since 2005. She currently chairs the bank’s ALCO Committee. She has completed the North Carolina Bank Directors’ College. She is president and an owner of LIFE, Inc., a provider of long term care for the developmentally disabled for area mental health agencies throughout eastern North Carolina. Mrs. Raynor is very involved in the bank’s local community, serving as a member of the Lucknow Garden Club, and formerly on the Dunn Schools’ advisory board. She worked in the public schools for seven years as a special education teacher. She is a member of the American Association on Intellectual and Developmental Disabilities. She served on the Governor’s Council on Exceptional Children having been appointed by former Governor James B. Hunt. Mrs. Raynor holds a Bachelor of Science in Special Education from East Carolina University, Greenville, NC.

K. Clark Stallings. Mr. Stallings served as a director of Select Bank & Trust (Greenville) and Select Bancorp (Greenville) prior to joining the Corporation’s board of directors in 2014. He has completed the North Carolina Bank Directors’ College. He is manager of Stallings Group Ltd. and he is active in different businesses including auto & consumer finance, automobile auction, auto dealer floor plan financing, Jersey Mike’s Subs restaurants and commercial income producing real estate. Mr. Stallings is co-founder of Hope of Glory Ministries, a faith based community outreach to help people in need through the distribution of food, clothes, household resources and hygiene items. He is a 1989 graduate of East Carolina University with a degree in business management.

W. Lyndo Tippett. Mr. Tippett was a founding director of New Century Bank of Fayetteville and has served as a member of the Corporation’s and its subsidiary bank’s boards of directors since 2008. He has completed the North Carolina Bank Directors’ College program. Mr. Tippett has been a certified public accountant for over 45 years and is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants. He was a partner in the accounting firm of Tippett Bryan & Merritt, CPAs, Fayetteville, NC from 1976-2015. Additionally, Mr. Tippett served as Secretary of Transportation for the State of North Carolina from 2001 through 2009 and served as a member of the North Carolina Board of Transportation for eight years prior to becoming secretary. He served as a director of the North Carolina State Health Plan of Teachers and State Employees from 2009 through 2011. He was chief executive officer of Bybon, Inc., a manufacturing, retail and real estate concern, from 1970 through 1976. He previously served as a staff accountant with Ernst & Young. Mr. Tippett holds a Bachelor of Science in accounting from Barton College. He also has prior experience as a bank director, having served on the board of State Bank, Fayetteville, NC and on the local advisory board for First Citizens Bank.

Board Leadership Structure

The Board of Directors appoints a chairman, who presides at meetings of the Board and performs such other duties as may be directed by the Board. The Board may select any of its members as its chairman, and it has no formal policy as to whether the Corporation’s chief executive officer will serve as chairman or whether any other director, including a non-employee or independent director, may be elected to serve as chairman. The positions of chief executive officer and chairman are currently held by different persons. At this time, the Board has determined that separating these roles and having an independent director serve as chairman of the Board is in the best interests of our shareholders. The Board believes this division of responsibility facilitates communication between the Board and executive management and is appropriate given the legal and regulatory requirements applicable to the Corporation.

Board’s Role in Risk Oversight

Risk is inherent in any business, and, as is the case with other management functions, the Corporation’s senior management has primary responsibility for managing the risks faced by the Corporation. However, as a financial institution, the Corporation’s business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. The Corporation and its subsidiary bank are subject to extensive regulation that requires us to assess and manage those risks, and our regulators assess our performance in managing those risks during their periodic examinations. As a result, the Board is actively involved in overseeing our risk management programs. The Board administers its oversight function primarily through committees. Additional information regarding the Board’s committees appears below. The Board approves and periodically reviews the Corporation’s operating policies and procedures. We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the Bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Director Independence

With the exception of Mr. Hedgepeth, each member of the Corporation’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered certain insider transactions with directors for the provision of goods or services to the Corporation and its subsidiary bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

With the exception of Messrs. Rand and Tippett, each of whom previously served as a director of Law Enforcement Associates Corporation, Raleigh, North Carolina until 2012, no director of the Corporation is, or has in the last five years been, a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships among directors, nominees or executive officers of the Corporation.

Meetings and Committees of the Board of Directors

The Corporation’s Board of Directors held twelve meetings during 2015. None of the Corporation’s incumbent directors attended fewer than 75% of all board meetings and the meetings of any committee(s) of which he or she was a member. It is the policy of the Corporation that directors attend each annual meeting of shareholders. Fourteen of the fifteen members of the Corporation’s Board of Directors then in office attended the 2015 Annual Meeting of Shareholders. The Corporation’s Board has several standing committees including an Audit/Risk Committee, a Nominating Committee and a Compensation Committee.

Audit/Risk Committee. The current members of the Audit/Risk Committee are J. Gary Ciccone, Oscar N. Harris, James H. Glen, Jr., Anthony E. Rand, and W. Lyndo Tippett. The members of the committee are “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 and are financially literate. The Audit/Risk Committee met five times during 2015. The Board of Directors has adopted a written Audit/Risk Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of our website, www.selectbank.com. The report of the Audit/Risk Committee is included below following the discussion of Proposal 3.

The Board of Directors has determined that Oscar N. Harris, a member of the Audit/Risk Committee, meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of Generally Accepted Accounting Principles (U.S.) in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

Nominating Committee. The duties of the Nominating Committee are: (i) to assist the Board of Directors, on an annual basis, by identifying individuals qualified to become board members, and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; and (ii) to assist the Board of Directors by identifying individuals qualified to become board members, in the event that a vacancy on the Board exists and that such vacancy should be filled.

The current members of the Nominating Committee are J. Gary Ciccone, James H. Glen, Jr., Gerald W. Hayes, Ronald V. Jackson, Carlie C. McLamb, Jr. and Anthony E. Rand, each of whom is “independent” as defined by NASDAQ listing standards and applicable SEC rules and regulations. The nominating committee met once during 2015. The Bylaws of the Corporation state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Corporation’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the annual meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Corporation if elected. The Bylaws of the Corporation require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Corporation’s market area. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. Although there is not currently a formal policy requiring that the Nominating Committee consider diversity in its identification of nominees to the Board of Directors, the committee values diversity, including diversity of background, experience and expertise. The Nominating Committee has adopted a formal written charter which is reviewed annually for adequacy and which is available under the Corporate Governance link in the Investor Relations section of our website, www.selectbank.com. Each of the nominees for election to the Board of Directors included in this proxy statement was nominated by the Nominating Committee.

Compensation Committee. The current members of the Compensation Committee are J. Gary Ciccone, Gerald W. Hayes, John W. McCauley, and V. Parker Overton. The Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Corporation’s executive officers. The Compensation Committee met once during 2015. The Committee approves the compensation of the President and Chief Executive Officer. The compensation of officers that report to the President, including the Chief Financial Officer, Chief Banking Officer, Chief Administrative Officer and Chief Credit Officer, is recommended by the President and Chief Executive Officer based on such officer’s experience, managerial effectiveness, contribution to the Corporation’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee compares the compensation of the Corporation’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Corporation’s market area and appropriate state and national salary data. The Committee is not bound by recommendations made by the President and Chief Executive Officer. Furthermore, the President and Chief Executive Officer does not have any input into his own compensation. The Compensation Committee also engages third party compensation consultants on occasion to assist in determining executive pay or additional benefits, but does not delegate its duties. The Board of Directors has adopted a written Compensation Committee Charter, which is available under the Corporate Governance link in the Investor Relations section of the Corporation’s website, www.selectbank.com.

Indebtedness of and Transactions with Management

The Corporation’s bank subsidiary, Select Bank & Trust Company, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with persons not related to the lender, and do not involve more than the normal risk of collection or present other unfavorable features. Loans made by Select Bank & Trust Company to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the bank’s lending matters.

Director Compensation

Board Fees. Each director receives a fee of $1,000 for each meeting of the Corporation’s Board of Directors attended, with the exception of the chairman, who receives $1,100 for each meeting of the Corporation’s Board of Directors attended. Members of all committees of the Board of Directors receive $400 for each committee meeting attended, with the exception of committee chairs, who receive $500 per committee meeting attended. In addition, all non-employee members of the Board of Directors receive a quarterly retainer of $2,000, with the exception of the chairman, who receives a quarterly retainer of $2,125.

The Corporation has instituted a Directors’ Deferral Plan whereby individual directors may elect annually to defer receipt of all or a designated portion of their fees for the coming year. Directors’ fees deferred under the plan are used to purchase shares of the Corporation’s common stock by the administrator of the Deferral Plan, with such deferred compensation disbursed in the future as specified by the director at the time of his or her deferral election.

2000 Nonstatutory Stock Option Plan. The shareholders of New Century Bank ratified the 2000 Nonstatutory Stock Option Plan at the 2000 Annual Meeting. In connection with the reorganization of New Century Bank into the holding company form of organization, which resulted in the creation of the Corporation in 2003, the 2000 Nonstatutory Stock Option Plan was adopted by the Corporation and options under that plan were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders of the Corporation approved an amendment to the 2000 Nonstatutory Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan. Under the terms of the Plan, options on a total of 478,668 shares (as adjusted for stock dividends) of the Corporation’s common stock were available for issuance to members of the Corporation’s Board of Directors and the board of any subsidiary of the Corporation.

The 2000 Nonstatutory Stock Option Plan expired in June 2010. While no further stock options may be granted under the 2000 Nonstatutory Stock Option Plan, option recipients may still exercise outstanding stock options for the balance of the exercise period (usually ten years) specified in the option recipient’s grant agreement.

Equity Plans of Legacy Select Bancorp (Greenville). In connection with the 2014 merger of Select Bancorp (Greenville) with and into the Corporation, the Corporation adopted the Select Bancorp, Inc. 2008 Omnibus Stock Ownership and Long Term Incentive Plan, the Amended and Restated Select Bancorp, Inc. 2005 Incentive Stock Option Plan and the Amended and Restated Select Bancorp, Inc. 2005 Nonstatutory Stock Option Plan. All outstanding stock options under such plans were converted into stock options covering shares of the Corporation’s common stock, as adjusted for the exchange ratio in the merger. No additional awards will be made by the Corporation out of the adopted plans.

The following table presents a summary of all compensation paid by the Corporation to its non-employee directors for their service as such during the year ended December 31, 2015.

DIRECTOR COMPENSATION TABLE

Name of Director(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
J. Gary Ciccone	$34,100	—	—	$989	$35,089
James H. Glen, Jr.	24,000	—	—	4,833	28,833
Oscar N. Harris	24,300	—	—	207	24,507
Alicia Speight Hawk	28,500	—	—	1,232	29,732
Gerald W. Hayes	19,500	—	—	138	19,638
Ronald V. Jackson	20,600	—	—	449	21,049

Name of Director(1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
John W. McCauley	23,400	—	—	242	23,642
Carlie C. McLamb, Jr.	27,200	—	—	173	27,373
Gene W. Minton(2)	14,200	—	—	1,015	15,215
V. Parker Overton	21,400	—	—	1,409	22,809
Anthony E. Rand	22,400	—	—	485	22,885
Sharon L. Raynor	22,000	—	—	292	22,292
K. Clark Stallings	25,600	—	—	804	26,404
W. Lyndo Tippett	26,800	—	—	803	27,603

_____________________

(1)	Compensation paid to Mr. Hedgepeth, the Corporation’s only employee director, for his services as director is included in the Summary Compensation Table for named executive officers appearing below.
(2)	Mr. Minton resigned from the board of directors, effective October 23, 2015.

Executive Officers

The following table sets forth certain information regarding the Corporation’s current executive officers.

Name	Age	Position	Business Experience

William L. Hedgepeth II	54	President and Chief Executive Officer of the Corporation and Select Bank & Trust	President and Chief Executive Officer of the Corporation and its subsidiary bank, 2007-Present.

Gary J. Brock	55	Executive Vice President and Chief Banking Officer of the Corporation and Select Bank & Trust	Executive Vice President and Chief Banking Officer of the Corporation and its subsidiary bank, 2014-Present; President and Chief Operating Officer, Select Bank & Trust (Greenville), 2013-2014; Executive Vice President and Chief Operating Officer, Select Bank & Trust (Greenville), 2008-2013.

Mark A. Jeffries	60	Executive Vice President and Chief Financial Officer of the Corporation and Select Bank & Trust	Executive Vice President and Chief Financial Officer of the Corporation and its subsidiary bank, 2014-Present; Executive Vice President and Chief Financial Officer, Millennium Bank, NA and its parent company, Millennium Bankshares Corporation, Sterling, VA, 2009-2014.

Lynn H. Johnson	53	Executive Vice President and Chief Administrative Officer of the Corporation and Select Bank & Trust	Executive Vice President and Chief Administrative Officer of the Corporation and its subsidiary bank, 2014-Present; Corporate Ethics Officer and Senior Vice President, Select Bank & Trust (formerly New Century Bank), 2011-2014.

Name	Age	Position	Business Experience

D. Richard Tobin, Jr.	59	Executive Vice President and Chief Credit Officer of the Corporation and Select Bank & Trust	Executive Vice President and Chief Credit Officer of the Corporation and its subsidiary bank, 2012-Present; Senior Vice President and Senior Credit Administrator, Select Bank & Trust (formerly New Century Bank), 2008-2012.

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by William L. Hedgepeth II, Gary J. Brock, and D. Richard Tobin, Jr., who are our “Named Executive Officers” for 2015 under applicable SEC rules, for services rendered in all capacities during the fiscal years ended December 31, 2015 and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
William L. Hedgepeth II	2015	$339,323	$—	$56,100	$—	$70,048	(2)	$465,472
President and Chief Executive Officer	2014	339,323	15,000	—	—	53,464		407,787

Gary J. Brock(3)	2015	225,000	—	56,100	—	35,737	(4)	316,837
Executive Vice President and Chief Banking Officer	2014	95,540		—	—	12,314		107,854

D. Richard Tobin, Jr.	2015	194,509	2,500	—	—	34,310	(4)	231,319
Executive Vice President and Chief Credit Officer	2014	188,843	—	—	—	26,315		215,158

(1)	Calculated in accordance with FASB ASC Topic 718 and represents the fair value of stock options awarded based on the market price of the Corporation’s common stock on the date of grant of such award; the values do not represent actual cash compensation earned. The assumptions used in estimating the fair value of stock options are set forth in Note Q to the Corporation’s audited consolidated financial statements for the year ended December 31, 2015.
(2)	Includes accrued but unused vacation time, 401(k) matching contributions, country club dues, automobile and business travel allowance, the dollar value of insurance premiums paid on behalf of the Named Executive Officer for group term life, health, dental and disability insurance, and $11,000 in director fee’s paid for Mr. Hedgepeth’s service on the Corporation’s Board of Directors.
(3)	Mr. Brock joined the company during 2014.
(4)	Includes accrued but unused vacation time, 401(k) matching contributions, automobile and business travel allowance, and the dollar value of insurance premiums paid on behalf of the Named Executive Officer for group term life, health, dental and disability insurance.

2000 Incentive Stock Option Plan. At the 2000 Annual Meeting, the shareholders of New Century Bank approved the adoption of the New Century Bank 2000 Incentive Stock Option Plan. The 2000 Incentive Stock Option Plan was adopted by the Board of Directors of the Corporation in connection with the reorganization of New Century Bank into the holding company form of organization. Upon adoption of the 2000 Incentive Stock Option Plan by the Corporation, all outstanding options to purchase shares of New Century Bank were converted into options to purchase shares of the Corporation’s common stock. At the 2004 Annual Meeting, the shareholders approved an amendment to the 2000 Incentive Stock Option Plan that increased the number of shares of the Corporation’s common stock available for issuance under the Plan. The 2000 Incentive Stock Option Plan expired in June 2010. No further stock options may be granted under the 2000 Incentive Stock Option Plan.

2004 Incentive Stock Option Plan. At the 2004 Annual Meeting, the shareholders approved the adoption of the New Century Bancorp, Inc. 2004 Incentive Stock Option Plan. The 2004 Incentive Stock Option Plan currently provides for the issuance of up to 357,000 shares of the Corporation’s common stock to officers and employees of the Corporation and its subsidiaries upon the exercise of stock options. This plan has now expired, and no new options may be granted out of the 2004 Incentive Stock Option Plan.

2010 Omnibus Stock Ownership and Long Term Incentive Plan. The 2010 Omnibus Stock Ownership and Long-Term Incentive Plan was approved by the shareholders at the 2010 Annual Meeting. The 2010 Omnibus Plan provides for issuance of up to 250,000 shares of the Corporation’s common stock. The awards may be issued in the form of incentive stock option grants, non-qualified stock option grants, restricted stock grants, long-term incentive compensation units, or stock appreciation rights. During 2015, the Corporation made two options awards to its Named Executive Officers, with each of Messrs. Hedgepeth and Brock receiving options covering 15,000 shares of stock. Consistent with past awards, the stock options vest over a five-year period subject to the continued service of the applicable officer. Each option grant has an exercise price of $6.93 per share, reflecting the fair market value of the Corporation’s common stock on the date the options were granted.

Equity Plans of Legacy Select Bancorp (Greenville) In connection with the 2014 merger of Select Bancorp (Greenville) with and into the Corporation, the Corporation adopted the Select Bancorp, Inc. 2008 Omnibus Stock Ownership and Long Term Incentive Plan, the Amended and Restated Select Bancorp, Inc. 2005 Incentive Stock Option Plan and the Amended and Restated Select Bancorp, Inc. 2005 Nonstatutory Stock Option Plan and all outstanding stock options under such plans were converted into stock options covering shares of the Corporation’s common stock, as adjusted for the exchange ratio in the merger. No additional awards will be made by the Corporation out of the adopted plans.

The following table sets forth certain information regarding vested and unvested incentive stock options outstanding as of December 31, 2015. All of the Corporation’s outstanding stock options have been granted at 100% of fair market value on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexerciseable(1)	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
William L. Hedgepeth II	—	15,000	—	$6.93	Feb. 11, 2025
	4,000	1,000	—	5.03	Feb. 22, 2021
	2,500	—	—	5.19	Jan. 4, 2020
	150	—	—	5.75	Oct. 22, 2018
	10,000	—	—	7.73	May 22, 2018
	10,000	—	—	14.15	June 7, 2017
	13,200	—	—	16.22	Aug. 3, 2016

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexerciseable(1)	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Gary J. Brock	—	15,000	—	6.93	Feb. 11, 2025

D. Richard Tobin, Jr.	—	3,000	—	6.30	Feb. 19, 2023
	—	300	—	5.25	Jan. 18, 2021

________________________

(1)	Options subject to a five-year vesting schedule whereby 20% of the shares subject to the option grant become exercisable on each anniversary of the grant date.

As of December 31, 2015, the Corporation and Select Bank & Trust were party to employment agreements with each of its Named Executive Officers (William L. Hedgepeth II, Gary J. Brock, and D. Richard Tobin, Jr.). The agreements establish the scope, terms, and conditions of each employee’s employment by the Corporation and Select Bank & Trust. The following discussion summarizes the employment agreements as in effect at December 31, 2015, and is qualified in its entirety by reference to the employment agreements as filed with the Securities and Exchange Commission.

Employment Agreement with William L. Hedgepeth II

The Corporation has entered into an employment agreement with William L. Hedgepeth II as its President and Chief Executive Officer. The employment agreement includes customary non-competition and confidentiality covenants, establishes Mr. Hedgepeth’s duties and compensation, and provides for his continued employment with the Corporation.

Base Salary. The agreement currently provides Mr. Hedgepeth with an annual salary of $339,323. Mr. Hedgepeth is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Mr. Hedgepeth is entitled to participate in any and all retirement and employee benefit plans maintained by the Corporation on behalf of its employees, as well as fringe benefits normally associated with Mr. Hedgepeth’s position with the Corporation or made available to all other employees. In addition, the Corporation has agreed to provide Mr. Hedgepeth with the following benefits:

•	Five weeks of paid vacation leave per year ;
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement;
•	Payment of monthly dues associated with membership in a country club;
•	Major medical insurance, dental insurance and eyecare insurance coverage for Mr. Hedgepeth and his immediate family;
•	Short- and long-term disability insurance coverage in an amount equal to at least current base salary;
•	Participation in incentive and bonus compensation plans;
•	Participation in all savings, pension and retirement plans (including the bank’s 401(k) savings plan); and
•	A car allowance of $1,000 per month.

Term. Mr. Hedgepeth’s employment agreement provides for an initial term of three (3) years with renewal on each anniversary thereafter for an additional one-year term unless there is an affirmative decision not to renew the contract by the Board of Directors or by Mr. Hedgepeth.

Change in Control Benefits. Mr. Hedgepeth is also entitled to certain benefits in the event of a change in control of the Corporation. A change in control means any of the following events:

•	The acquisition by any “person” (as such term is defined in section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, of beneficial ownership of voting stock representing 25% or more of any class of voting securities of the Corporation, or the acquisition of control of the election of a majority of the directors of the Corporation;
•	The consolidation or merger of the Corporation with or into another entity where the Corporation is not the surviving corporation; or
•	The sale or transfer of all or substantially all of the assets of the Corporation to another entity.

If the Corporation terminates Mr. Hedgepeth’s employment other than for cause or disability or Mr. Hedgepeth terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Hedgepeth will be entitled to receive a lump sum cash payment equal to 299% of his “base amount,” as that term is defined in the Internal Revenue Code of 1986 (the “Code”).

For purposes of Mr. Hedgepeth’s employment agreement A “termination event” includes any of the following events:

•	If Mr. Hedgepeth is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control;
•	If Mr. Hedgepeth’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Mr. Hedgepeth’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation to the executive as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or
•	If Mr. Hedgepeth is transferred or required to report on a daily basis to a location more than 20 miles from Dunn, North Carolina or Fayetteville, North Carolina, without his express written consent.

Employment Agreement with Gary J. Brock

The Corporation has entered into an employment agreement with Gary J. Brock as its Executive Vice President and Chief Banking Officer. The employment agreement includes customary non-competition and confidentiality covenants, establishes Mr. Brock’s duties and compensation, and provides for his continued employment with the Bank.

Base Salary. The agreement currently provides Mr. Brock with an annual salary of $225,000. Mr. Brock is also entitled to receive cash bonuses on an annual basis as determined by the Board of Directors or the Compensation Committee.

Benefits. Mr. Brock is entitled to participate in any and all retirement and employee benefit plans maintained by the bank on behalf of its employees, as well as fringe benefits normally associated with his position with the bank or made available to all other employees. In addition, the bank has agreed to provide Mr. Brock with the following benefits:

•	Four weeks of paid vacation leave per year;
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement;
•	Payment of monthly dues associated with membership in a civic club and up to $25 per month allowance for health club membership;
•	Major medical insurance at least equivalent to that which is generally provided to active full-time employees of the bank;
•	Participation in incentive and bonus compensation plans;
•	Participation in all savings, pension and retirement plans (including the bank’s 401(k) savings plan); and
•	A car allowance of $750 per month.

Term. The initial term of Mr. Brock’s employment agreement is two years. The term of Mr. Brock’s employment agreement automatically extends for an additional year on each anniversary of the effective date, unless written notice of termination is received prior to renewal.

Change in Control Benefits. Mr. Brock is also entitled to certain benefits in the event of a “change in control” of the Corporation. A change in control means a change in control event as defined in Treasury Regulation § 1.409A-3(i)(5), promulgated under Section 409A of the Code. If the bank terminates Mr. Brock’s employment other than for cause or disability or Mr. Brock terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Brock will be entitled to receive a lump sum cash payment equal to 200% of his “base amount,” as that term is defined in the Code.

For purposes of Mr. Brock’s employment agreement, a “termination event” includes any of the following events:

•	If Mr. Brock is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control;
•	If Mr. Brock’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Mr. Brock’s life insurance, major medical insurance, disability insurance, dental insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by the Corporation as of the effective date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Corporation who participated in such benefits prior to such change in control; or
•	If Mr. Brock is transferred to a location outside of Pitt County, North Carolina, without his express written consent.

Employment Agreement with D. Richard Tobin, Jr.

The Corporation has entered into an employment agreement with D. Richard Tobin, Jr. as its Executive Vice President and Chief Credit Officer. The employment agreement includes customary non-competition and confidentiality covenants, establishes Mr. Tobin’s duties and compensation, and provides for his continued employment with the Corporation.

Base Salary. The agreement currently provides for a base salary of $194,509 per year, to be reviewed at least annually by the board of directors of the Bank. Mr. Tobin’s base salary may only be decreased if he is demoted for “cause” or if he voluntarily accepts a position with the Bank that involves a material reduction in his duties or responsibilities.

Benefits. Mr. Tobin is entitled to participate in any and all employee benefit programs and compensation plans that are available to all employees of the Bank. In addition, the Bank has agreed to provide Mr. Tobin with the following benefits:

•	Five weeks of paid vacation leave per year and ten days of paid sick leave per year (in addition to federal banking holidays, which are paid holidays);
•	Reimbursement for reasonable expenses incurred in the performance of his duties under the employment agreement;
•	Major medical insurance;
•	Life insurance coverage in an amount equal to at least twice Mr. Tobin’s annual base salary;
•	Participation in incentive and bonus compensation plans;
•	Participation in all savings, pension and retirement plans (including the Bank’s 401(k) savings plan); and
•	A car allowance of $750 per month.

Term. The initial term of Mr. Tobin’s employment agreement is two years. The term is automatically extended for an additional year on each anniversary of the execution of the agreement unless written notice is received by Mr. Tobin or the Bank 90 days prior to the anniversary of the execution of the agreement.

Change in Control Benefits. Mr. Tobin is also entitled to certain benefits in the event of a change in control of the Bank. Under Mr. Tobin’s agreement, a change in control is defined to mean a change in ownership or effective control as defined in Section 409A of the Code and the Treasury regulations promulgated thereunder.

If the Bank terminates Mr. Tobin’s employment other than for cause or disability or Mr. Tobin terminates his employment following a “termination event,” in either case within one year after a change in control, then Mr. Tobin will be entitled to receive a lump sum cash payment equal to 299% of Mr. Tobin’s “base amount,” as that term is defined in the Code.

For purposes of Mr. Tobin’s employment agreement, a “termination event” includes any of the following events:

•	If Mr. Tobin is assigned duties and/or responsibilities that are inconsistent with his position, duties, responsibilities, or status at the time of the change in control;
•	If Mr. Tobin’s annual base salary is reduced below the amount in effect as of the effective date of the change in control;
•	If Mr. Tobin’s insurance or other plans and benefits are reduced or eliminated (unless such reduction or elimination applies proportionately to all salaried employees); or
•	If Mr. Tobin is transferred to a location outside of Cumberland County, North Carolina and Harnett County, North Carolina without his express written consent.

PROPOSAL 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that the Corporation include in its proxy statement a resolution subject to a shareholder advisory vote on the compensation paid to the Corporation’s Named Executive Officers as disclosed in this proxy statement (commonly referred to as a “say-on-pay” vote).

The compensation paid to the Corporation’s Named Executive Officers is disclosed in this proxy statement beginning with the section above entitled “Executive Compensation” and continuing through the summary compensation table and narrative discussion that follows. The compensation of the Corporation’s Named Executive Officers is designed to enable the Corporation and its subsidiary bank to attract and retain talented and experienced senior executives to lead the Corporation successfully in a competitive banking environment. Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to Select Bancorp, Inc.’s Named Executive Officers who are set forth in the summary compensation table of this proxy statement, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative discussion in this proxy statement.”

This “say-on-pay” advisory vote is not binding on the Board of Directors. The vote will not be construed to overrule any decision by the Corporation or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics and the opinions of the Corporation’s shareholders. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Corporation’s executive compensation programs.

The last shareholder advisory vote on executive compensation took place at the 2013 annual meeting of shareholders. At that 2013 meeting, shareholders also approved holding the advisory vote on executive compensation every three years. The next shareholder advisory vote on the Corporation’s executive compensation will be held in 2019, at which time shareholders will also vote on the frequency of such advisory votes.

The Board of Directors recommends that shareholders vote “For” approval of the above resolution regarding the compensation paid to the Corporation’s Named Executive Officers.

PROPOSAL 3: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Dixon Hughes Goodman LLP, Certified Public Accountants, as the Corporation’s independent registered public accounting firm for 2016. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Corporation has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Corporation’s annual audit and review of the Corporation’s financial statements.

The following table sets forth Dixon Hughes Goodman LLP fees in various categories during 2015 and 2014.

Fees Billed and Description of Services	2015	2014

Audit Fees, includes fees for the audit of our annual financial statements, review of financial statements included in quarterly reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings	$158,000	$242,145

Audit-Related Fees, includes fees billed for assurance and related services related to the performance of the audit or review of financial statements not included in category above	-0-	5,454

Tax Fees, including fees billed for tax compliance, tax advice, and tax planning	35,000	18,000

All Other Fees	-0-	-0-

Total Fees	$193,000	$265,599

All services rendered by Dixon Hughes Goodman LLP during 2015 were subject to pre-approval by the Audit/Risk Committee. The Audit/Risk Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Corporation is compatible with maintaining independence of Dixon Hughes Goodman LLP. The Audit/Risk Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 RATIFYING DIXON HUGHES GOODMAN LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Report of the Audit/Risk Committee

The Audit/Risk Committee of the Corporation is responsible for receiving and reviewing the annual audit report of the Corporation’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Corporation’s internal audit program. The Audit/Risk Committee assesses the performance and independence of the Corporation’s independent auditors and recommends their appointment and retention. The Audit/Risk Committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Corporation’s audit process in 2015, the Audit/Risk Committee reviewed and discussed the audited financial statements with management. The Audit/Risk Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit/Risk Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit/Risk Committee (i) recommended to the Board that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes Goodman LLP as independent auditors for 2016.

This report is submitted by the Audit/Risk Committee:

J. Gary Ciccone

James H. Glen, Jr.

Oscar N. Harris

Anthony E. Rand

W. Lyndo Tippett

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2017 ANNUAL MEETING

It is anticipated that the 2017 Annual Meeting will be held on a date during May 2017. Any proposal of a shareholder which is intended to be presented at the 2017 Annual Meeting must be received by the Corporation at its main office in Dunn, North Carolina no later than December 12, 2016, in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a proposal for the 2017 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Corporation by February 24, 2017 for it to be timely received for consideration. The proxy holders will use their discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Corporation does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Brenda B. Bonner, Vice President and Secretary, Select Bancorp, Inc. 700 West Cumberland Street, Dunn, North Carolina 28334, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

Internet and Electronic Availability of Proxy Materials

As required by applicable SEC rules and regulations, the Corporation has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement and all shareholders will have the ability to access this proxy statement and the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC, by logging on at www.investorvote.com/SLCT.

ADDITIONAL INFORMATION

A COPY OF THE CORPORATION’S 2015 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO MARK A. JEFFRIES, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SELECT BANCORP, INC., 700 WEST CUMBERLAND STREET, DUNN, NORTH CAROLINA 28334, (910) 892-7080.

SELECT BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on Monday, May 23, 2016.

Vote by Internet

- Go to **www.investorvote.com/SLCT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:
   Proposal to elect the below four nominees to terms of three years.

Nominee	For	Withhold
01 - J. Gary Ciccone	☐	☐
02 - Ronald V. Jackson	☐	☐
03 - V. Parker Overton	☐	☐
04 - K. Clark Stallings	☐	☐

Proposal	For	Against	Abstain
2. Advisory approval of Corporation's executive compensation.	☐	☐	☐
3. Proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Corporation's independent registered public accounting firm for 2016.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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